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                                                                  EXHIBIT 23(b)

WHEN THE COMPANY FILES ITS RESTATED CERTIFICATE OF INCORPORATION AND COMPLETES A FIVE-FOR-ONE STOCK SPLIT AS DESCRIBED IN NOTE 2, WE WILL BE IN A POSITION
TO ISSUE THE FOLLOWING ACCOUNTANT'S CONSENT.

                                                          KPMG PEAT MARWICK LLP

APRIL 11, 1997

                             ACCOUNTANTS' CONSENT

The Board of Directors
World of Science, Inc.

  We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

Rochester, New York
April  , 1997